INVEST

$100 (First 250 people)

RECEIVE


ESOTERIC GLASSWARE

INVEST

$250 (First 200 people)

RECEIVE


Esoteric
TILE COASTERS

INVEST

$500 (First 150 people)

RECEIVE


KEYCHAIN + GROWLER WITH 10%
MERCH DISCOUNT

INVEST

$1,000 (First 100 people)

RECEIVE


BOTTLE RELEASE CLUB
& BEER CADDY

INVEST

$5,000 (First 50 people)

RECEIVE


BOTTLE & STEMWARE RACK

INVEST

$10,000 (First 25 people)

RECEIVE


PRIVATE OPENING PARTY + TASTING TOUR

INVEST

$25,000 (First 10 people)

RECEIVE


Esoteric
Brewing Co.
Your Name
WHISKEY BARREL + BREW WITH THE
FOUNDER'S DAY

Esoteric Brewing Company
@Esotericbrewingco

Esoteric Brewing Company
September 5 at 6:42 PM ·

Stay tuned! Something special is in store for our enlightened few! Sign up at esotericbrewing.com and be in the know.
#crowdfund #startup #craftbeer #cincinnati

INVEST
$100 (First 250 people)
RECEIVE


ESOTERIC GLASSWARE

INVEST
$250 (First 200 people)
RECEIVE


TILE COASTERS

INVEST
$500 (First 150 people)
RECEIVE


KEYCHAIN + GROWLER WITH 10% MERCH DISCOUNT

INVEST
$1,000 (First 100 people)
RECEIVE


BOTTLE RELEASE CLUB & BEER CADDY

INVEST
$5,000 (First 50 people)
RECEIVE


BOTTLE & STEMWARE RACK

INVEST
$10,000 (First 25 people)
RECEIVE


PRIVATE OPENING PARTY + TASTING TOUR

INVEST
$25,000 (First 10 people)

20


ABOUT ESOTERIC BREWING COMPANY

Our Story

"Confined to and understandable by an enlightened few"

Over the past few years, a wave of craft brewe...

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William Howard Taft Road
PEEBLES CORNER
East McMillan Street
Curtis Street
Cross Lane
May Street
Park Avenue

Opens 2019 at 900 E McMillan St
Cincinnati 45227
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(513) 549-9483
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www.esotericbrewing.com
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